NEUBERGER BERMAN EQUITY TRUST
                                TRUST INSTRUMENT

                                   SCHEDULE A

SERIES
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Neuberger Berman Century Trust

Neuberger Berman Focus Trust

Neuberger Berman Genesis Trust

Neuberger Berman Guardian Trust

Neuberger Berman Manhattan Trust

Neuberger Berman Partners Trust

Neuberger Berman International Trust

Neuberger Berman Millennium Trust

Neuberger Berman Regency Trust

Neuberger Berman Socially Responsive Trust

Neuberger Berman Technology Trust

Dated:      April 17, 2000